Exhibit 22.1

Altria Group, Inc.
Guarantor Subsidiary

Philip Morris USA Inc., which is a 100% owned subsidiary of Altria Group, Inc. (the “Parent”), has fully and unconditionally guaranteed the Parent’s obligations under the following senior unsecured notes issued by the Parent:

USD denominated notes

▪	4.750% Notes due May 2021

▪	3.490% Notes due February 2022

▪	2.850% Notes due August 2022

▪	2.950% Notes due May 2023

▪	4.000% Notes due January 2024

▪	3.800% Notes due February 2024

▪	2.350% Notes due May 2025

▪	4.400% Notes due February 2026

▪	2.625% Notes due September 2026

▪	4.800% Notes due February 2029

▪	3.400% Notes due May 2030

▪	9.950% Notes due November 2038

▪	10.200% Notes due February 2039

▪	5.800% Notes due February 2039

▪	4.250% Notes due August 2042

▪	4.500% Notes due May 2043

▪	5.375% Notes due January 2044

▪	3.875% Notes due September 2046

▪	5.950% Notes due February 2049

▪	4.450% Notes due May 2050

▪	6.200% Notes due February 2059

Euro denominated notes

•	1.000% Notes due February 2023

•	1.700% Notes due June 2025

•	2.200% Notes due June 2027

•	3.125% Notes due June 2031